UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2006, the Compensation Committee of the Board of Directors of CSK Auto, Inc. ("Auto"), a wholly-owned subsidiary of CSK Auto Corporation ("Company"), approved the entry of amendments to certain employment and severance and retention agreements with the Company’s senior executive officers. As further described below, these amendments (a) address recently issued guidance on the deferred compensation rules under Internal Revenue Code (IRC) Section 409A (enacted as part of the American Jobs Creation Act of 2004) and/or (b) consistent with substantially identical provisions included in awards granted under the Long-Term Incentive Plan established by the Company in June 2005 ("LTIP"), provide for tax gross-up payments ("Gross-Up Payments") to the executives if amounts under their respective employment and severance and retention agreements payable in connection with a change in control of the Company trigger excise taxes under the IRC, such that the amounts retained by the executives after tax equals the after-tax amounts that would be retained had no excise tax applied.

The agreements to be amended and the nature of the amendment(s) to each are as follows:

• The Amended and Restated Supplemental Executive Retirement Plan Agreement (as Amended and Restated as of January 1, 2005) (previously filed with the Securities and Exchange Commission ("SEC")) and Employment Agreement as Amended and Restated as of June 12, 1998 ("Employment Agreement") (previously filed with the SEC) between Auto and Mr. Maynard Jenkins, Chief Executive Officer of Auto and the Company, are being amended to provide for Gross-Up Payments in the event that the amounts payable pursuant to the terms of such agreements, the LTIP or otherwise, would constitute "parachute payments" as defined under the IRC and would therefore be subject to the excise tax imposed by the IRC.

• The Employment Agreement is also being amended to provide for a six month delay in the payment of compensation (severance/salary continuation or other consideration) payable under such agreement to Mr. Jenkins upon termination of his employment to the extent such payments would be considered "deferred compensation" under Section 409A of the IRC so that Mr. Jenkins will not be subjected to adverse tax consequences under Section 409A of the IRC.

• The Severance and Retention Agreement for each of the Company’s and Auto’s senior executive officers (other than Mr. Jenkins) (each of which or the form of which agreement has previously been filed with the SEC) is being amended to provide for (i) Gross-Up Payments in the event that the amounts payable pursuant to the terms of such agreements, the LTIP or otherwise, would constitute "parachute payments" as defined under the IRC and would therefore be subject to the excise tax imposed by the IRC, and (ii) a six month delay in the payment of compensation (severance/salary continuation or other consideration) payable under such agreement to such executive upon termination of his employment to the extent such payments would be considered "deferred compensation" under Section 409A of the IRC so that the executive will not sustain adverse tax consequences under Section 409A of the IRC.

The forms of amendment to each of the afore-described agreements are attached to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are furnished with this Form 8-K:

Exhibit No. Description
10.1 - Form of First Amendment to Amended and Restated Supplemental Executive
Retirement Plan Agreement between Maynard Jenkins and CSK Auto, Inc.
10.2 - Form of Amendment to Employment Agreement between Maynard Jenkins and CSK
Auto, Inc.
10.3 - Form of First Amendment to Severance and Retention Agreement between CSK Auto,
Inc. and each of its senior executive officers (other than Maynard Jenkins)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

March 2, 2006	By:	Randi V. Morrison

Name: Randi V. Morrison
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of First Amendment to Amended and Restated Supplemental Executive Retirement Plan Agreement between
10.2	Form of Amendment to Employment Agreement between Maynard Jenkins and CSK Auto, Inc.
10.3	Form of First Amendment to Severance and Retention Agreement between CSK Auto, Inc. and each of its